                         The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

    As filed with the Securities and Exchange Commission on October 21, 1999

                                                     Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               _________________

                            AMSOUTH BANCORPORATION
            (Exact name of registrant as specified in its charter)

                    Delaware                                      6711                               63-0591257
          (State or other jurisdiction of              (Primary standard industrial               (I.R.S. employer
          incorporation or organization)                classification code number)             identification number)

                             AmSouth-Sonat Tower
                            1900 Fifth Avenue North
                          Birmingham, Alabama 35203
                                (205) 320-7151
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                       Heritage Federal Bancshares, Inc.
             1994 Stock Option Plan for Non-Employee Directors and 1992 Stock Option Plan and Incentive Compensation Plan
                           for Non-Employee Directors

                           (full title of the Plans)
                               _________________

              STEPHEN A. YODER                                                With a Copy to:
Executive Vice President and General Counsel
                                                                             J. Michael Savage
           AMSOUTH BANCORPORATION                                        Maynard, Cooper & Gale, P.C.
     1901 Sixth Avenue North, Suite 920                                    1901 Sixth Avenue North
           AmSouth/Harbert Plaza                                                 Suite 2400
         Birmingham, Alabama 35203                                        Birmingham, Alabama  35203
               (205) 326-5319

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               _________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                                 Proposed
Title of Each Class of                               Proposed Maximum             Maximum          Amount of
Securities to be                Amount to be          Offering Price             Aggregate       Registration
 Registered                    Registered (1)          Per Unit(1)           Offering Price(1)        Fee

--------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
 value (and associated         48,598 shares        $23.7188 per share           $1,152,686         $320.45
 Preferred Stock Purchase
 Rights)

====================================================================================================================

(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933 and are based upon the average of the high and low prices reported in the consolidated reporting system of the offered securities on October 14, 1999.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

         The following documents filed by AmSouth Bancorporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:

             1.     The Registrant's Annual Report on Form 10-K for the year
                 ended December 31, 1998, filed pursuant to Section 13(a) of the Exchange Act, except that the information referred to in Item 402(a)(8) of Regulation S-K of the Commission shall not be deemed incorporated by reference herein.

             2.     All other reports of the Registrant filed pursuant to
                 Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998.

             3.     The description of the Registrant's shares of Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement filed by the Registrant to register such securities under the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

        All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified and superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.
------   -------------------------

        Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

        An opinion as to the legality of the securities being registered is being provided by Carl L. Gorday, Assistant General Counsel of the Registrant. Mr. Gorday has interests in the Registrant's Common Stock in an amount that is less than one-tenth of one percent of the outstanding shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

        Under the Delaware General Corporation Law, a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. However, indemnity may not be granted in respect of a claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court deems proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding if the corporation receives an undertaking by or on behalf of the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification for such expenses. Expenses may be advanced to any former officer or director or to any other employee or agent of the corporation on such terms and conditions as the corporation deems appropriate.

        If a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in the preceding paragraph, or in defense of any claim, issue or matter therein, the corporation is required to indemnify such person against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

        The Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification and exculpation of the directors and officers of the Registrant to the extent permitted under the Delaware General Corporation Law as described above.

        The Registrant maintains a directors' and officers' liability policy to cover the Registrant and its directors and officers for amounts, subject to policy limits, that the Registrant may be required to pay by way of indemnification to its directors or officers under its Restated Certificate of Incorporation or by-laws or otherwise and for the protection of individual directors and officers from losses and liabilities for which they may not be indemnified by the Registrant.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

        Not Applicable.

Item 8.  Exhibits
------   --------

        The following exhibits are filed as part of this Registration Statement:

        3.1  Restated Certificate of Incorporation of AmSouth Bancorporation.

        3.2 Bylaws of AmSouth Bancorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, Exhibit 3-b).

        4 Stockholder Protection Rights Agreement dated as of December 18, 1997, ("Rights Agreement") between AmSouth Bancorporation and The Bank of New York, as successor to AmSouth Bank, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of Series A Preferred Stock (incorporated by reference to the Registrant's Report on Form 8-K filed on December 18, 1997, Exhibit 4.1).

        5    Opinion of Carl L. Gorday, Counsel of Registrant.

        15   Letter re Unaudited Interim Financial Information

        23.1 Consent of Ernst & Young LLP

        23.2 Consent of Carl L. Gorday (included in Exhibit 5)

        24   Powers of Attorney


Item 9.  Undertakings.
------   ------------

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Registrant hereby undertakes that in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of the 20 day of October, 1999.

                              AMSOUTH BANCORPORATION

                              By:/s/ C. Dowd Ritter
                                 ---------------------------------
                                 C. Dowd Ritter
                                 President and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of October 20, 1999.

                Signature                       Title
                ---------                       -----

      /s/ C. Dowd Ritter                    President, Chief Executive
      ----------------------------          Officer and a Director
      C. Dowd Ritter                        (Principal Executive Officer)


      /s/ Samuel M. Tortorici                Executive Vice President and
      -----------------------------          Chief Financial Officer
      Samuel M. Tortorici                    (Principal Financial Officer)


      /s/ Robert R. Windelspecht              Executive Vice President and
      -------------------------------         Controller (Principal Accounting
      Robert R. Windelspecht                  Officer)


      -------------------------------         Chairman of the Board and
      Dennis C. Bottorf                       a Director


                     *                        A Director
      -------------------------------
      J. Harold Chandler


                     *                        A Director
      -------------------------------
      James E. Dalton, Jr.


                                              A Director
      -------------------------------
      Earnest W. Deavenport, Jr.


                     *                        A Director
      -------------------------------
      Rodney C. Gilbert

                Signature                       Title
                ---------                       -----

                     *                        A Director
      -------------------------------
      Elmer B. Harris


                                              A Director
      -------------------------------
      James A. Haslam II


                                              A Director
      -------------------------------
      Martha R. Ingram


                     *                        A Director
      -------------------------------
      Victoria B. Jackson


                     *                        A Director
      -------------------------------
      Ronald L. Kuehn, Jr.


                     *                        A Director
      -------------------------------
      James R. Malone


                     *                        A Director
      -------------------------------
      Francis A. Newman


                     *                        A Director
      -------------------------------
      Claude B. Nielsen


                                              A Director
      -------------------------------
      John N. Palmer


                     *                        A Director
      -------------------------------
      Benjamin F. Payton, Ph.D.


                     *                        A Director
      -------------------------------
      Herbert A. Sklenar


* Carl L. Gorday, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

                          By:   /s/ Carl L. Gorday
                                -----------------------------
                                Carl L. Gorday